UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016 (June 17, 2016)

WESTMOUNTAIN GOLD, INC.
(Exact name of registrant as specified in its charter)

Colorado	000- 53028	26-1315498
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

120 E Lake St. Ste. 401 Sandpoint, ID	83864-1366
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (208) 265-1717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Equity Investment

On June 17, 2016, the WestMountain Gold, Inc. (the “Company”) entered into and closed an equity investment in the Company pursuant to certain Common Stock and Warrant Purchase Agreements (the “Purchase Agreements”) with certain accredited investors listed below (collectively, the “Investors”).  Pursuant to the Purchase Agreements, the Company sold twelve million (12,000,000) shares of its common stock, par value $0.001 (each a “Share” and, collectively, the “Shares”).  The Shares were sold at a purchase price of three cents ($0.03) per Share, for an aggregate purchase price of three hundred sixty thousand dollars ($360,000).

Each Share purchased also includes 3.25 warrants, each for the purchase of an additional Share at a purchase price of seven cents ($0.07) per Share (each a “Warrant” and, collectively, the “Warrants”), exercisable on or before the date that is seven (7) years from the date of issuance thereof pursuant to those certain Warrant for the Purchase of Common Stock of WestMountain Gold, Inc. (the “Warrant Forms”).  A total of thirty-nine million (39,000,000) Warrants were sold by the Company as a result of this transaction.

As a condition to the investment, the Company is required to indemnify each of the Investors with respect to certain events and to release all claims that may be brought by or on behalf of the Company against each of the Investors, as described more fully in the Purchase Agreements.  The Purchase Agreements and Warrant Forms otherwise include customary terms for a transaction of this nature, including registration rights related to the underlying Shares.

The Shares and Warrants were purchased by the respective Investors as follows:

Investor Name	Purchase Price Paid	Shares Purchased	Warrants Purchased
Richard Bloom	$57,000	1,900,000	6,175,000
Bloom Family Investments Limited Partnership	$57,000	1,900,000	6,175,000
Patrick J. Kanouff	$18,000	600,000	1,950,000
Brian Klemsz	$114,000	3,800,000	12,350,000
Joseph C. Zimlich	$114,000	3,800,000	12,350,000

As a result of the transaction, each of Richard Bloom (directly and indirectly through Bloom Family Investments Limited Partnership), Brian Klemsz, and Joseph C. Zimlich is, or has rights to become, the beneficial owner of greater than 10% of the issued and outstanding shares of the Company’s common stock.

Joseph C. Zimlich is the President of the Managing Member of BOCO Investments, LLC (“BOCO”). As of the date of this Quarterly Report, BOCO is, or has rights to become, the beneficial owner of approximately 54.2% of the issued and outstanding shares of the Company’s common stock and is the primary creditor of the Company (as discussed above, the Company is currently in default on all loans made by BOCO to the Company).

The preceding descriptions of the Purchase Agreements and the Warrant Forms are incomplete and qualified in their entirety by reference to the complete text of the Purchase Agreements and the Warrant Forms, respectively, forms of which were attached as Exhibits to Quarterly Report of the Company filed with the Securities and Exchange Commission on June 20, 2016.  The Purchase Agreements and the Warrant Forms for each of the Investors are substantially identical but for the amounts of the investment and number of Shares and Warrants issued.

BOCO Debt Restructure

As previously disclosed, since December 15, 2015, the Company has been in default under all promissory notes made by the Company in favor of BOCO (listed below, collectively, the “Notes”) due to non-payment on certain of the Notes:

•

September 17, 2012, Amended and Restated Secured Convertible Promissory Note in the principal amount of $1,852,115 (the “September 2012 Note”);

•

May 7, 2013, Promissory Note in the principal amount of $500,000 (the “May 2013 Note”);

•

June 27, 2013, Promissory Note in the principal amount of $500,000 (the “June 2013 Note”);

•

February 14, 2014, Secured Promissory Note in the principal amount of $1,000,000 (the “February 2014 Note”);

•

May 23, 2014, Secured Convertible Promissory Note in the principal amount of $100,000 (the “May 2014 Note”);

•

June 9, 2014, Secured Convertible Promissory Note in the principal amount of $100,000 (the “June 2014 Note”);

•

May 1, 2015, Promissory Note in the principal amount of $100,000 (the “May 2015 Note”);

•

June 26, 2015, Secured Promissory Note in the principal amount of $109,346.31 (the “June 2015 Note”);

•

March 22, 2016, Secured Promissory Note in the principal amount of $125,000 (the “March 2016 Note”); and

•

April 12, 2016, Secured Promissory Note in the principal amount of $531,317 (the “April 2016 Note”).

Since that time, the Notes have accrued interest at the respective default rates set forth in the Notes (ranging from 18% to 45% per annum) and the Company has been working with BOCO to resolve the default issues.  On May 25, 2016, the Company received from BOCO a formal demand for immediate payment of all amounts due under the Notes.

On June 22, 2016 (the “Effective Date”), the Company and BOCO entered into and closed a Loan and Note Modification Agreement (the “Modification Agreement”) to resolve the default and restructure the debt due under the Notes.  The total amount due under the Notes immediately prior to entering into the Modification Agreement was approximately, $5,879,797.

Pursuant to the Modification Agreement, BOCO waived all current defaults and default interest due on the Notes.  Additionally, BOCO converted all outstanding principal and interest due under the May 2014 Note and June 2014 Note, totaling $217,956, into 1,816,296 shares of the Company’s common stock, par value $0.001, at a conversion rate of $0.12 per share.  As a result of the conversion, the May 2014 Note and June 2014 Note have been canceled.

Furthermore, pursuant to the Modification Agreement, the base interest rate was decreased from 8% to 5% as of the Effective Date on the following Notes: the May 2013 Note, the June 2013 Note, the February 2014 Note, the May 2015 Note, the June 2015 Note, the March 2016 Note, and the April 2016 Note.  The base interest rate of the September 2012 Note (collectively with the May 2013 Note, the June 2013 Note, the February 2014 Note, the May 2015 Note, the June 2015 Note, the March 2016 Note, and the April 2016 Note, the “Remaining Notes”) remains at 8% per annum.  With respect to the Remaining Notes, in the event of a default under the Modification Agreement, any of the Remaining Notes or agreements related thereto, the default interest rate was adjusted to the maximum interest rate allowable under Colorado law.  As of the Effective Date, the Remaining Notes will accrue interest at their respective base interest rates.

Additionally, the Modification Agreement extends the maturity date of the following Notes to December 15, 2018: the May 2013 Note, the June 2013 Note, the May 2015 Note, the June 2015 Note, and the March 2016 Note.  The maturity date for the other Remaining Notes remains unchanged, as follows: the September 2012 Note due on November 15, 2017, the February 2014 Note due on November 15, 2016, and the April 2016 Note due on October 31, 2018.

The Remaining Notes continue to be secured by the assets of the Company pursuant to the Security Agreement entered into by the Company and BOCO dated June 27, 2013, and the Security and Inter-Creditor Agreement entered into by the Company and BOCO dated May 15, 2015 (collectively, the “Security Agreements”).  Furthermore, BOCO retains certain protective and oversight rights over Company operations and requires the Company to maintain covenants that are substantially similar to the protective and oversight rights and covenants contained in the prior Loan and Note Modification Agreement entered into by and Between the Company and BOCO on May 15, 2015, in connection with certain of the Notes.

As part of the Modification Agreement, the Company agreed to appoint Richard Bloom and Brian Klemsz as directors of the Company to serve until the next election of directors.

As of the date of this Current Report, BOCO is, or has rights to become, the beneficial owner of approximately 54.2% of the issued and outstanding shares of the Company’s common stock.

The preceding descriptions of the Modification Agreement, the Notes and the Security Agreements are incomplete and qualified in their entirety by reference to the complete text of the Modification Agreement, the Notes and the Security Agreements, respectively, which, in the case of the Modification Agreement, is attached as an Exhibit to this Current Report, and, in the case of the Notes and Security Agreements, were attached as Exhibits to previously filed reporting documents of the Company.

Item 3.02  Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 1.01 hereof and is incorporated herein by reference. The transactions described were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On June 24, 2016, the sole director of the Company appointed Richard Bloom and Brian Klemsz to serve as directors of the Company until the next election of directors, filling existing vacancies in the Company’s Board of Directors.  As of the date of this Current Report, Messrs. Bloom and Klemsz have not been assigned to serve on any committees of the Board of Directors, nor have any arrangements been made to compensate either for his service on the Company’s Board of Directors.  As disclosed in Item 1.01 above, each of Messrs. Bloom and Klemsz is, or has rights to become, the beneficial owner of greater than 10% of the issued and outstanding shares of the Company’s common stock.

Mr. Bloom, age 48, currently serves as a Director of NexCore Group, LLC (formerly publicly traded as NexCore Healthcare Capital Corporation), a national healthcare real estate developer, operator and property manager, and has served on their board since December 2010.  Since June 2009 he has also served as an operationally active Director of Glide Rite Corporation, a national field-service operator that provides equipment repair and maintenance services to the country’s largest retailers. Mr. Bloom served as Executive Chairman of Myprint LLC, a web-based marketing execution services company, from 2009 through October 2011. He served as President and Chief Operating Officer of Renaissance Acquisition Corporation, a publicly traded special purpose acquisition company, from the date of their initial public offering in 2007 until 2009. He also served as the Chief Executive Officer of Caswell Massey, a branded personal care consumer product company with a catalog and internet sales division as well as retail stores throughout the country, from early 2006 through 2007, and as a director and Vice Chairman of Caswell Massey from 2003 until its sale in 2007.  Mr. Bloom served as Chief Executive Officer and President as well as various positions at Marietta Corporation, a maker and marketer of personal care and household products for the country’s largest consumer products companies, from 1999 through 2006. Mr. Bloom also served as a director of Marietta Holding Corporation, the successor entity to Marietta Corporation, from 2004 to 2007, and as a director and President of BFMA Holding Corporation, which owned and operated Marietta Corporation, from 1996 to 2004.  Mr. Bloom also served as a director of AmeriQual Group, LLC, the largest producer and supplier of meals ready-to-eat to the United States military, from 2005 to 2007.  Mr. Bloom received his Bachelor’s Degree in Economic Science summa cum laude from The Wharton School of the University of Pennsylvania.

Mr. Klemsz, age 57, has been the Chief Investment Officer for Bohemian Companies, LLC since March 2007.   Mr. Klemsz has been Treasurer and sole Director for WestMountain Company since January 2008. He is also currently the President, Treasurer, and sole Director of WestMountain Distressed Debt, Inc. and WestMountain Alternative Energy, Inc. which are public companies, and neither of which are affiliated with WestMountain Gold despite similar names. He was President and Chief Investment Officer for GDBA Investments, LLLP, a private investment partnership from May 2000 until February 2007. Mr. Klemsz received a Master's of Science in Accounting and Taxation in 1993 and a Master's of Science in Finance in 1990 from Colorado State University. He received his Bachelor of Science degree from the University of Colorado in 1981.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits:

Exhibit No.

Description

10.1

Loan and Note Modification Agreement effective June 22 2016, by and between WestMountain Gold, Inc. and BOCO Investments, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMOUNTAIN GOLD, INC.

	By:	/s/ James W. Creamer III
Date: June 27, 2016	Name:	James W. Creamer III
	Title:	Chief Financial Officer